Exhibit 10.1

SECURITIES AMENDMENT AND EXCHANGE AGREEMENT

This Securities Amendment and Exchange Agreement (this “Agreement”) is made as of March 22, 2011 by and between Dais Analytic Corporation, a New York corporation (the “Company”), and Platinum-Montaur Life Sciences, LLC (“Platinum”).

WHEREAS, on or about December 31, 2007, the Company issued to Platinum a warrant (the “2007 Warrant”) to purchase up to 3,000,000 shares of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, on or about March 12, 2009, the Company issued to Platinum a warrant (the “2009 Warrant”) to purchase up to 999,000 shares of Common Stock;

WHEREAS, on or about December 17, 2009, the Company issued to Platinum a $1,000,000 unsecured promissory note, as amended (the “Original Note”);

WHEREAS, the Company and Platinum have agreed, subject to the terms and conditions set forth herein, to (i) amend the terms of the 2007 Warrant and the 2009 Warrant, and (ii) amend and restate the Original Note as described herein; and

WHEREAS, the Company and Platinum have further agreed that, in accordance with the terms set forth herein, and in consideration of the conversion of the Note (as defined below), the Company will issue to Platinum the Company’s Stock Purchase Warrant (the “Exchange Warrant,” and together with the 2007 Warrant and the 2009 Warrant, collectively, the “Warrants”) to purchase up to 1,000,000 shares of Common Stock.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Issuance and Exchange of Securities.

(a) Subject to the terms and conditions herein set forth, at the Closing (as defined below) the Company will issue and deliver to Platinum the Amended and Restated Convertible Promissory Note in the initial principal amount of $1,000,000 (the “Note”).

(b) Subject to the terms and conditions herein set forth, promptly following the Closing, Platinum will surrender to the Company for cancellation the Original Note in exchange for the Note.

Section 2. Issuance of Exchange Warrant. Subject to the terms and conditions herein set forth, the Company agrees to issue to Platinum, at the Closing, the Exchange Warrant in the form attached hereto as Exhibit A exercisable for up to 1,000,000 shares of Common Stock at an exercise price of $.45 per share (as adjusted for splits, combinations and the like).

Section 3. Amendments to 2007 Warrant and 2009 Warrant. Subject to the terms and conditions herein set forth, the Company and Platinum agree to (i) amend the 2007 Warrant on the terms set forth in the Amendment to the 2007 Warrant (the “2007 Warrant Amendment”) attached hereto as Exhibit B, and (ii) amend the 2009 Warrant on the terms set forth in the Amendment to 2009 Warrant (the “2009 Warrant Amendment” and, together with the 2007 Warrant Amendment, the “Warrant Amendments”) attached hereto as Exhibit C.

Section 4. Closing. The issuance and exchange of the Note for the Original Note, the Amendment to the 2007 Warrant and the 2009 Warrant and the issuance of the Exchange Warrant shall take place at a closing (the “Closing”) simultaneously with the execution and delivery of this Agreement or on such other date and time as the parties may agree (the “Closing Date”) at the offices of Platinum, 152 West 57th Street, 4th Floor, New York, New York. Upon Closing, the Company shall deliver to Platinum a legal opinion from Richardson & Patel LLP, counsel for the Company, dated as of the Closing, in substantially the form attached hereto as Annex A.

Section 5. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, Platinum as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement as well as under the Exchange Warrant, the Warrant Amendments and the Note (collectively, the “Transaction Documents”).

(b) The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company, or any amendment thereof, or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected and a violation of which would have a material adverse effect on the condition, business or prospects, financial or otherwise, of the Company; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any contractual obligation of the Company; and (d) do not and will not result in the creation of any lien or encumbrance (or obligation to create a lien or encumbrance) against any material property or asset of the Company, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company’s business, condition or prospects, financial or otherwise.

(c) This Agreement has been, and each of the Transaction Documents will be, duly executed and delivered by the Company, and this Agreement constitutes, and such Transaction Documents will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(d) The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental authority in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents in accordance with the terms hereof and thereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations.

(e) The Note and the Exchange Warrant (the “New Securities”) when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, to be issued at the Closing, and the shares of Common Stock issuable upon conversion or exercise of the same in accordance with the Note and the Exchange Warrant, have been duly authorized by all necessary corporate action and shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind other than restrictions under applicable federal and state securities laws.

(f) The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock sufficient to effect the conversion of the Note and the exercise of the Warrants in accordance with the Note, the Warrant Amendments and the Exchange Warrant.

(g) The holding period, for purposes of Rule 144 under the Securities Act of 1933 (the “Securities Act”), for the shares of Common Stock issuable solely upon cashless exercise or conversion of (i) the Note began on December 17, 2009, (ii) the amended 2007 Warrant began on December 31, 2007 and (iii) the amended 2009 Warrant began on March 12, 2009, and the transactions contemplated hereby shall not affect the holding periods, in the case of cashless exercises or conversions, set forth in clauses (i) through (iii) above for purposes of Rule 144.

(h) The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

(i) The Company shall provide (if in compliance with applicable securities laws), at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Note and exercise of the Warrants in accordance with the Note and the Warrants, whether pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration thereunder; provided, that, the Company shall not be required to pay for more than four (4) such legal opinions pursuant to this Section 5(i) in any one calendar year.

Section 6. Representations and Warranties of Platinum. Platinum hereby represents, warrants and covenants with the Company as follows:

(a) Platinum is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b) Platinum has full power and authority to enter into and perform this Agreement and the Transaction Documents. The execution, delivery and performance of this Agreement and the Transaction Documents by Platinum and the consummation by it of the transactions contemplated hereby (a) have been duly authorized by all necessary limited liability company action, and (b) does not contravene the terms of the organizational or governing documents of Platinum. No further consent or authorization of Platinum, its managers or other governing body, or of its members, is required for the execution, delivery or performance of this Agreement and the Transaction Documents by Platinum. When executed and delivered by Platinum, this Agreement and the Transaction Documents shall constitute the valid and binding obligation of Platinum enforceable against Platinum in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) This Agreement is made with Platinum in reliance upon Platinum’s representation to the Company, which by Platinum’s execution of this Agreement Platinum hereby confirms, that the New Securities and the Common Stock underlying the same will be acquired for Platinum’s own account, not as a nominee or agent, and not with a view to resale or a distribution in any part thereof. Platinum does not have a present intention to sell or grant any participation in or otherwise distribute any of the New Securities; provided, however, that by making the representations herein, Platinum does not agree to hold the New Securities (or securities issued upon conversion or exercise of the New Securities) for any minimum or other specific term (except as specifically set forth in Section 17 of this Agreement) and reserves the right to dispose of the New Securities at any time in accordance with federal and state securities laws applicable to such disposition. By executing this Agreement, Platinum further represents that Platinum does not have any contract, undertaking, agreement or arrangement (whether or not legally binding) to or through any person or entity to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Securities

(d) Platinum is an “accredited investor” as defined in Rule 501(a) under the Securities Act, as presently in effect. Platinum is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the New Securities. Platinum also represents it has not been organized for the purpose of acquiring the New Securities.

(e) Platinum understands that the New Securities are being issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Platinum set forth herein in order to determine the applicability of such exemptions. Platinum understands that no governmental authority has passed upon or made any recommendation or endorsement of the New Securities and that the New Securities may be deemed “restricted” under the Securities Act.

(f) Platinum has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

(g) Platinum believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the New Securities. Platinum further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the New Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of Platinum to rely thereon.

(h) It is understood that the certificates evidencing the New Securities may bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

Section 7. No Other Modification. Except as expressly modified or amended hereby, and by the Warrant Amendments, the terms and conditions of the 2007 Warrant and 2009 Warrant, as previously amended, shall remain unchanged and in full force and effect, and each of the parties hereby ratifies and confirms the same.

Section 8. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

Section 9. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11.

(a) if to the Company:

Dais Analytic Corporation

11552 Prosperous Drive

Odessa, FL 33556

Tel: (727) 375-8484

Fax: (727) 375-8485

Attention: Chief Executive Officer

with a copy to:

Richardson & Patel LLP

10900 Wilshire Blvd., Suite 500

Los Angeles, CA 90024

Tel: (310) 208-1182

Fax: (310) 208-1154

Attention: Erick Richardson, Esq.

(b) if to Platinum:

Platinum Montaur Life Sciences LLC

152 West 57th Street, 4th Floor

New York, NY 10019

Tel: (212) 271-7895

Fax: (212) 582-2424

Attention: Michael M. Goldberg, M.D.

with a copy to:

Burak Anderson & Melloni, PLC

30 Main Street

P.O. Box 787

Burlington, VT 05402-0787

Tel: (802) 862-0500

Fax: (802) 862-8176

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when sent by confirmed telecopier or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

Section 10. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Platinum or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 11. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

Section 12. Legal Fees of Purchaser. The Company agrees to reimburse Platinum for reasonable legal fees and expenses incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed $10,000.

Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

Section 14. Survival. The warranties, representations and covenants of the Company and Platinum contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Platinum or the Company.

Section 15. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (other than any transferee of any Common Stock underlying any security in the Company held by Platinum). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 17. Lock-Up. Platinum hereby agrees that, during the time periods specified herein, following the date of the final prospectus relating to the first Qualified Offering (as defined in the Note) after the date hereof, it shall not, to the extent requested in writing by the underwriter of such offering, directly or indirectly sell, offer to sell, contract to sell, or otherwise transfer or dispose of (other than to affiliates who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included for sale in such final prospectus, until the earlier of (i) the date that is (30) days following the date of such final prospectus or (ii) the consummation of the sale contemplated by such final prospectus if such sale does not meet the requirements of the Qualified Offering described in the Note. Platinum will further agree with such underwriter that, following the consummation of such Qualified Offering, and the thirty (30) day lock-up period described above, Platinum may not sell or otherwise dispose of securities of the Company held by it (other than to affiliates who agree to be similarly bound) until 180 days after the date of the prospectus relating to such Qualified Offering, other than: up to 2.5% of the Company’s daily trading volume in the second consecutive month, up to 3% of the Company’s daily trading volume in the third consecutive month, up to 3.5% of the Company’s daily trading volume in the fourth consecutive month, up to 4% of the Company’s daily trading volume in the fifth consecutive month and up to 4.5% of the

Company’s daily trading volume in the sixth consecutive month. Such agreement shall be applicable only to the Qualified Offering, and only if all officers and directors of the Company, and Leonard Samuels and Leah Kaplan Samuels (and their retirement accounts, collectively referred to as the “Samuels Parties”) enter into market stand-off agreements at least as restrictive as set forth in this Section 17. If (i) the Company issues an earnings release or material news, during the last 17 days of the market stand-off period, or (ii) prior to the expiration of the market stand-off period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the market stand-off period, the restrictions imposed by the market stand-off agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the underwriter waives such extension. The provisions of this Section 17 shall be of no force and effect if the Qualified Offering shall not have occurred by August 15, 2011.

Section 18. Equal Treatment. The Company covenants and agrees that it shall not, at any time prior to the earlier of the Qualified Offering or the payment or conversion in full of this Note, enter into any exchange agreement or other agreement providing for the exchange of the Promissory Note, dated February 19, 2010, issued to RBC Capital Markets-Custodian of Leonard Samuels IRA (as amended), on terms more beneficial to the holder of such note than the terms granted to Platinum hereunder and under the other Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
Name: Timothy N. Tangredi
Title: President and Chief Executive Officer

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Joseph Sanfilippo
Name: Joseph Sanfilippo
Title: CFO

[Securities Amendment and Exchange Agreement]

Annex A

[requested opinion coverage]

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of New York and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Note, the Exchange Warrant and the Common Stock issuable upon conversion of the Note and exercise of the Warrants in accordance with the terms of the Note and Warrants.

3. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

4. Each of the Transaction Documents have been duly executed and delivered, and the Note and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms except (a) as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of or by other equitable principles of general application relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5. The Note and the Warrants have been duly authorized and, when issued, sold and delivered in accordance with the terms of the Agreement against payment in full as provided in the Agreement, will be validly issued. The Warrants, when issued, sold and delivered in accordance with the terms of the Agreement against payment in full as provided in the Agreement will be fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Note and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

[Securities Amendment and Exchange Agreement]

Exhibit A

[Form of Warrant]

[Securities Amendment and Exchange Agreement]

Exhibit B

[Form of 2007 Warrant Amendment]

[Securities Amendment and Exchange Agreement]

Exhibit C

[Form of 2009 Warrant Amendment]

[Securities Amendment and Exchange Agreement]